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                                                                Exhibit 10.12

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the "Amendment"), made as of this 29th day of December, 1998, is entered into by FurnitureSite, Inc., a Delaware corporation with its principal place of business at 40 Jackson Street, Worcester, MA 01608-2210 (the "Company"), and Steven Rothschild, residing at 4 Lantern Lane, Worcester, MA 01609 (the "Executive").

         WHEREAS. the Company and the Executive desire to amend the Employment Agreement, dated June 19, 1998 (the "Employment Agreement"), between the Company and the Executive.

         NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. Section 2 of the Employment Agreement is hereby deleted and the following is inserted in lieu thereof:

             2. TITLE; CAPACITY. The Executive shall serve as an employee of the Company. The Executive hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board of Directors of the Company (the "Board") or its designee shall from time to time reasonably assign to him. At the Company's request, the Executive agrees to devote no more than two (2) days


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             per month to the business and interests of the Company during the
             Employment Period. The Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company. The Executive acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

         2. Section 6(a) of the Employment Agreement is hereby deleted and the following is inserted in lieu thereof:

             (a) During the Employment Period and for a period of one (1) year after the expiration thereof, the Executive will not directly or indirectly:

             (i) engage in any business or enterprise (whether as an individual proprietor, partner, stockholder, owner, officer, employee, director, joint venturer, investor, lender, consultant or in any other capacity whatsoever) (other than as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the Company's business, including but not limited to any business or enterprise that markets or sells furniture, home furnishings or home accessories (including but not limited to carpets and rugs, lamps and lighting fixtures (excluding light bulbs and electrical components for lamps and lighting fixtures), decorative art, and bedding) by direct marketing and/or by use of the Internet;



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             (ii)   recruit, solicit or induce, or attempt to induce, any
                    employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

             (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Executive while employed by the Company.

         3. Paragraphs (a), (b) and (c) of Section 7.2 shall not apply to Developments which relate to the business of selling light bulbs and electrical components for lamps and lighting fixtures by direct marketing and/or by use of the Internet and which Developments were made and conceived by the Executive after November 7, 1998.

         4. NOTIFICATION OF COMPETITIVE ACTIVITY. During the Employment Period and for a period of one (1) year after the expiration thereof, the Executive shall notify the Company prior to engaging in any business or enterprise that reasonably could be considered to be competitive with the Company's business. Unless approved by the Company in writing, the Executive shall not so engage in such business or enterprise.

         5. NON-VIOLATION. It is specifically agreed that the period stated in
Section 6(a), during which the agreements and covenants of the Executive made in such Section shall be effective, shall be computed by excluding from such computation any time during which the Executive is in violation of any provision of such Section.



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         6. WAIVER. Any waiver by the Company of a breach of any provision of this Amendment or the Employment Agreement shall not operate, or be construed to operate, as a waiver of any subsequent breach of that provision or of any other provision hereof or thereof.

         7. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Employment Agreement. For avoidance of any doubt, Employment Period shall mean the period commenced on June 19, 1998 and ending on June 19, 2001; PROVIDED, HOWEVER, unless the employment of the Executive is terminated in accordance with the terms of the Employment Agreement prior to June 19 of any year commencing June 19, 1999, on June 19 of such year, the Employment Period shall be extended so that as of June 19 of such year, the Employment Period shall be extended for a full three years.

         8. ENTIRE AGREEMENT. This Amendment and the Employment Agreement constitute the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof or thereof. Except as expressly provided in this Amendment, the terms and conditions of the Employment Agreement shall continue in full force and effect.

                           [Remainder of page intentionally left blank.]


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year set forth above.

                                                     FURNITURESITE, INC.

                                                     By: /s/ Andrew Brooks
                                                        -----------------------
                                                     Title: President and CEO
                                                          ---------------------
                                                     EXECUTIVE
                                                     /s/ Steven Rothschild
                                                     --------------------------
                                                     Steven Rothschild


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